Exhibit 10.21.2

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of July 11, 2013, by and between BIOCEPT, INC., a California corporation (“Grantor”), and The Reiss Family GST Exempt Marital Deduction Trust UDT dated December 19, 1988 (the “Secured Party”).

Recitals

A. The Grantor and the Secured Party are parties to that certain Security Agreement, dated as of December 22, 2008 (the “2008 Security Agreement”).

B. The Grantor desires to enter into a Reimbursement Agreement, substantially in the form attached hereto as Exhibit A (the “Reimbursement Agreement”), pursuant to which Grantor shall grant a security interest in certain assets of Grantor, which such security interest shall be senior to the 2008 Security Agreement.

C. The Secured Party is willing to subordinate: (i) all of Grantor’s obligations to the Secured Party (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) arising under that certain Secured Convertible Promissory Note dated December 22, 2008 executed by Grantor in favor of the Secured Party (the “Subordinated Debt”), to all of Grantor’s obligations arising under the Reimbursement Agreement; and (ii) all of the Secured Party’s security interests, if any, to all security interests in Grantor’s property created by the Reimbursement Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Notwithstanding the respective dates of attachment or perfection of the security interests of the Secured Party, any security interests granted pursuant to the Reimbursement Agreement in any property of Grantor and all proceeds thereof (the “Collateral”) shall at all times be senior to the security interests of the Secured Party pursuant to the 2008 Security Agreement. The Secured Party hereby (a) acknowledge and consent to (i) Grantor granting a security interest in the Collateral pursuant to the Reimbursement Agreement, (ii) the filing of any and all financing statements and other documents as deemed necessary in order to perfect the security interest in the Collateral pursuant to the Reimbursement Agreement, and (iii) the entering into of the Reimbursement Agreement and all documents in connection therewith by Grantor, (b) acknowledges and agrees that the Senior Obligations (as defined below), the entering into of the Reimbursement Agreement and all documents in connection therewith by Grantor, and the security interest granted by Grantor in the Collateral pursuant to the Reimbursement Agreement shall be permitted under the provisions of the Subordinated Debt documents (notwithstanding any provision of the Subordinated Debt documents to the contrary), and (c) acknowledges, agrees and covenants that the Secured Party shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the security interest in the Collateral granted by the Reimbursement Agreement, or the validity, priority or enforceability of the Senior Obligations.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Grantor now existing or hereafter arising under the Reimbursement Agreement (such obligations, collectively, the “Senior Obligations”).

3. The Secured Party will not demand or receive from Grantor (and Grantor will not pay to the Secured Party) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Secured Party exercise any remedy with respect to any property of Grantor, nor will the Secured Party accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Grantor, until such time as the Loan (as defined in the Reimbursement Agreement) has been fully repaid.

4. In the event of Grantor’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Grantor, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities, this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code.

5. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that the Secured Party may have in any property of Grantor.

6. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators.

7. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

8. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures shall be as effective as original signatures.

9. Except as expressly modified by this Amendment, the 2008 Security Agreement shall remain unmodified and in full force and effect.

10. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Diego, California.

11. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature page follows.]

2

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BIOCEPT, INC.

By:	/s/ William G. Kachioff

Printed Name:	William G. Kachioff

Title:	Chief Financial Officer

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE REISS FAMILY GST EXEMPT MARITAL DEDUCTION TRUST UDT DATED DECEMBER 19, 1988

By:	/s/ Claire K.T. Reiss
Name:	Claire K.T. Reiss
Title:	Trustee

[Signature Page to Subordination Agreement]

Exhibit A

REIMBURSEMENT AGREEMENT